Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-201384) and Form S-8 (No. 333-191689) of Xencor, Inc. of our report dated February 20, 2015, relating to the 2013 and 2014 financial statements of Xencor, Inc., which appears in this Form 10-K.

/s/ BDO USA LLP

BDO USA, LLP
Los Angeles, California

March 8, 2016